EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated March 12, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financing reporting appearing in Gaiam, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/    Ehrhardt Keefe Steiner & Hottman PC

November 17, 2010

Denver, Colorado